Rx Safes Effectuates Re-Capitalization to Meet Investment Banking Criteria

Company Announces Non-Deal Roadshow in New York City

HENDERSON, NV--(Marketwired - Feb 8, 2016) - Rx Safes, Inc. (OTCQB: RXSF), a healthcare technology company and developer of autonomous fingerprint healthcare security products, today announced that the holders of its Series B Convertible Preferred shares have converted preferred shares into a total of 10,000,000 common shares. In connection with this conversion, all holders have executed 12 month lock-up agreements. Following the conversion, the total shares outstanding is now 11,510,252.

Rx Safes Board of Directors negotiated with the series B preferred holders to strategically convert a portion of their preferred shares into common stock, with the condition that those common shares would carry a one year restriction and cannot be sold or traded in the public markets. All of the series B preferred holders are insiders or affiliates and continue to show their long-term support for the Company by agreeing to the lock-up provisions, effectively doubling all regulatory sales restrictions on such shares. The net effect of these conversions and lock up agreements is that the Rx Safes market capitalization will now be more reflective of the Company's overall current value while assuring the market that these holders continue to support the Company long term strategy by agreeing to place greater, effectively non-dilutive restrictions on these shares.

"We are pleased that we were able to use the conversion of the preferred shares to improve our capital structure. This puts the Company in a better position to attract cost-effective, less dilutive capital while simultaneously demonstrating the long term commitment and support our insiders and affiliates have for the Company by preventing further dilution to the rest of the Company's shareholders," commented Lorraine Yarde, Rx Safes' Chief Executive Officer.

The Company's Investors Relations firm, The Ruth Group, has scheduled a three day non-deal roadshow in New York City for the week of February 8th, to allow the company to present its innovative healthcare technology to institutional lenders, retail brokers and investment bankers. The series of meetings are scheduled to coincide with the BIO CEO & Investor Conference where hundreds of healthcare investors will converge to participate in the event.

About Rx Safes, Inc.

Rx Safes is medical device and healthcare technology company, and is an emerging leader in the personal and professional healthcare drug security market. Our products incorporate proprietary patented fingerprint technology to provide drug security solutions for use in homes and healthcare facilities. Prescription drug misuse, skyrocketing insurance and pharmaceutical treatment costs and increased regulatory pressures create an unfortunate, yet necessary opportunity for Rx Safes to expand our reach and offerings in this growing market, valued at over $50 billion annually. Annual spending on healthcare technology products exceeds $34.5 billion. In addition, the market is being driven by ongoing Government support for successful drug abuse prevention initiatives, with a financial commitment of $25.4 billion in 2015 alone. For more information, please visit www.rxdrugsafe.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

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Investor Relations Contact:
Tram Bui
Email Contact
#646-536-7035

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